EXHIBIT 10.03
PG&E CORPORATION
 2014 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD – SAFETY AND FINANCIAL
PG&E CORPORATION, a California corporation, hereby grants Performance Shares to the Recipient named below.  The Performance Shares have been granted under the PG&E Corporation 2014 Long-Term Incentive Plan, as amended (the "LTIP").  The terms and conditions of the Performance Shares are set forth in this cover sheet and the attached Performance Share Agreement (the "Agreement").
Date of Grant: May 5, 2017
Name of Recipient: <First_Name> <Last_Name>
Recipient's Participant ID: <Emp_Id>
Number of Performance Shares: <shares_awarded>

Retirement Category:1 <User Defined Fin 4>  (Retirement-I or Retirement-II)

By accepting this award, you agree to all of the terms and conditions described in the attached Agreement.  You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the attached Agreement.  You are also acknowledging receipt of this award, the attached Agreement, and a copy of the prospectus describing the LTIP and the Performance Shares dated March 1, 2017.
If, for any reason, you wish to not accept this award, please notify PG&E Corporation in writing within 30 calendar days of the date of this award at ATTN: LTIP Administrator, Pacific Gas and Electric Company, 245 Market Street, N2T, San Francisco, 94105.

Attachment

[1]	Your "Retirement Category" will determine how "Retirement" is defined for purposes of this award of Performance Shares, and which Retirement provisions of the Agreement will apply to this award.

PG&E CORPORATION
2014 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT
SAFETY AND FINANCIAL
The LTIP and Other Agreements
This Agreement constitutes the entire understanding between you and PG&E Corporation regarding the Performance Shares, subject to the terms of the LTIP.  Any prior agreements, commitments or negotiations are superseded.  In the event of any conflict or inconsistency between the provisions of this Agreement and the LTIP, the LTIP will govern.  Capitalized terms that are not defined in this Agreement are defined in the LTIP. In the event of any conflict between the provisions of this Agreement and the PG&E Corporation 2012 Officer Severance Policy, this Agreement will govern.  The LTIP provides the Committee with discretion to adjust the performance award formula.

For purposes of this Agreement, employment with PG&E Corporation means employment with any member of the Participating Company Group.

Grant of Performance Shares
PG&E Corporation grants you the number of Performance Shares shown on the cover sheet of this Agreement (the "Performance Shares").  The Performance Shares are subject to the terms and conditions of this Agreement and the LTIP.

Vesting of Performance Shares Settlement in Shares/ Performance Goals
As long as you remain employed with PG&E Corporation, the Performance Shares will vest upon, and to the extent of, the Committee's certification of the extent to which performance goals have been attained for this award, which certification will occur on or after January 1 but before March 15 of the third year following the calendar year of grant specified in the cover sheet (the "Vesting Date").  Except as described below, all Performance Shares that have not vested will be cancelled upon termination of your employment.

Vested Performance Shares will be settled in shares of PG&E Corporation common stock, subject to the satisfaction of Withholding Taxes, as described below.  The number of shares you are entitled to receive will be calculated by multiplying the number of vested Performance Shares by the "payout percentage" determined as follows (except as set forth elsewhere in this Agreement), rounded to the nearest whole number:

Fifty percent of the Performance Shares have a safety performance goal and resulting safety payout percentage, and the other fifty percent of the Performance Shares have a financial performance goal and resulting financial payout percentage.  Subject to rounding considerations, in each case, if performance is below threshold, the payout percentage will be 0%; if performance is at threshold, the payout percentage will be 25%; if performance is at target, the payout percentage will be 100%; and if performance is at or better than maximum, the payout percentage will be 200%.  The actual payout percentage for performance between threshold and maximum will be determined based on linear interpolation between the payout percentages for threshold and target, or target and maximum, as appropriate.
The measures and goals are discussed in more detail below:

Safety - At the end of 2019, the Serious Injuries and Fatalities (SIF) Corrective Action measure will be measured as the number of repeat SIF actual or potential injury or near hit events per 200,000 hours worked during the three-year performance period including 2017, 2018, and 2019 ("Performance Period"). The measure will only be applied to hours worked in groups with SIF assessments teams in existence for at least one year, but will include any SIF actual events from any line of business. Threshold performance is 0.331, target performance is 0.313, and maximum performance is 0.295.

Financial - PG&E Corporation's financial performance during each of 2017, 2018, and 2019 will be measured by comparing reported earnings from operations (EFO) per share for each year to the target approved by the Compensation Committee in February of each year.   Final results will be calculated as the average of the result for each of 2017, 2018, and 2019.  Threshold performance is 95 percent of target, and maximum performance is 105 percent of target.

The final payout percentages, if any, will be determined as soon as practicable following the date that the Committee (or a subcommittee of that Committee) or an equivalent body certifies the extent to which the performance goals have been attained, pursuant to Section 10.5(a) of the LTIP.  PG&E Corporation will issue shares as soon as practicable after such determination, but no earlier than the Vesting Date, and not later than March 15 of the calendar year following completion of the Performance Period.

Dividends
For each time that PG&E Corporation declares a dividend on its shares of common stock during the period commencing March 1, 2017 and ending upon settlement of any vested Performance shares granted to you by this Agreement, an amount equal to the dividend multiplied by the number of Performance Shares granted to you by this Agreement will be accrued on your behalf.  If you receive a Performance Share settlement in accordance with the preceding paragraph, at that same time you also will receive a cash payment equal to the amount of any dividends accrued with respect to your Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.

Voluntary Termination
If you terminate your employment with PG&E Corporation voluntarily before the Vesting Date (other than for Retirement), all of the Performance Shares will be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares will be forfeited.

Termination for Cause
If your employment with PG&E Corporation is terminated at any time by PG&E Corporation for cause before the Vesting Date, all of the Performance Shares will be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares will be forfeited.  In general, termination for "cause" means termination of employment because of dishonesty, a criminal offense, or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation.  For the avoidance of doubt, you will not be eligible to retire if your employment is being or is terminated for cause.

Termination other than for Cause
If your employment with PG&E Corporation is terminated by PG&E Corporation other than for cause or Retirement before the Vesting Date, a portion of your outstanding Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares will be cancelled, and any associated accrued dividends will be forfeited, unless your termination of employment was in connection with a Change in Control as provided below. Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date and no later than March 15 of the year following completion of the Performance Period, based on the same payout percentage applied to active employees.  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.

Retirement - I2
If you retire before the Vesting Date, your outstanding Performance Shares will continue to vest as though your employment had continued and will be settled, if at all, as soon as practicable following the Vesting Date and no later than March 15 of the year following completion of the Performance Period, based on the same payout percentage applicable to active employees.  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.   Your termination of employment will be considered a Retirement if you are age 55 or older on the date of Retirement and if you were employed by PG&E Corporation for at least five consecutive years ending on the date of termination of your employment.

Retirement - II3
If you retire before the Vesting Date, a portion of your outstanding Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares will be cancelled, and any associated accrued dividends will be forfeited. Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date and no later than March 15 of the year following completion of the Performance Period, based on the same payout percentage applied to active employees.  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.  Your termination of employment will be considered a Retirement if you are age 55 or older on the date of Retirement and if you were employed by PG&E Corporation for at least eight consecutive years ending on the date of termination of your employment.

Death/Disability
If your employment terminates due to your death or disability before the Vesting Date, all of your Performance Shares will immediately vest and will be settled, if at all, as soon as practicable after the Vesting Date and no later than March 15 of the year following completion of the Performance Period, based on the same payout percentage applied to active employees.  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.

Termination Due to Disposition of Subsidiary
 If your employment is terminated (other than for cause, your voluntary termination, or Retirement) (1) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Internal Revenue Code of 1986, as amended, or (2) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, then your outstanding Performance Shares will vest and be settled in the same manner as for a "Termination other than for Cause" described above.

Change in Control
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without your consent, either assume or continue PG&E Corporation's rights and obligations under this Agreement or provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement.

If the Acquiror assumes or continues PG&E Corporation's rights and obligations under this Agreement or substitutes a substantially equivalent award, Performance Shares will vest on the Vesting Date, and performance will be deemed to have been achieved at target, resulting in a payout percentage of 100%. Settlement will occur as soon as practicable after the Vesting Date and no later than March 15 of the year following completion of the Performance Period.  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares over the Performance Period multiplied by a payout percentage of 100%.

If the Change in Control of PG&E Corporation occurs before the Vesting Date, and if this award is neither assumed nor continued by the Acquiror or if the Acquiror does not provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement, all of your outstanding Performance Shares will vest and become nonforfeitable on the date of the Change in Control.  Such vested Performance Shares will be settled, if at all, as soon as practicable following the original Vesting Date and no later than March 15 of the year following completion of the Performance Period.  Performance will be deemed to have been achieved at target and the payout percentage will be 100%. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares to the date of the Change in Control multiplied by a payout percentage of 100%.

Termination In Connection with a Change in Control
If your employment is terminated by PG&E Corporation other than for cause in connection with a Change in Control within two years following the Change in Control, all of your outstanding Performance Shares (to the extent they did not previously vest upon failure of the Acquiror to assume or continue this award) will vest and become nonforfeitable on the date of termination of your employment.

If your employment is terminated by PG&E Corporation other than for cause in connection with a Change in Control within three months before the Change in Control occurs, all of your outstanding Performance Shares will vest in full and become nonforfeitable (including the portion that you would have otherwise forfeited based on the proration of vested Performance Shares through the date of termination of your employment) as of the date of the Change in Control.

Your vested Performance Shares will be settled, if at all, as soon as practicable following the original Vesting Date but no later than March 15 of the year following completion of the Performance Period, based on the same payout percentage applied to active employees (which in this case will be deemed to be at target, consistent with the "Change in Control" section, above).  At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any. PG&E Corporation has the sole discretion to determine whether termination of your employment was made in connection with a Change in Control.

Withholding Taxes
The number of shares of PG&E Corporation common stock that you are otherwise entitled to receive upon settlement of your Performance Shares will be reduced by a number of shares having an aggregate Fair Market Value, as determined by PG&E Corporation, equal to the amount of any Federal, state, or local taxes of any kind required by law to be withheld by PG&E Corporation in connection with the Performance Shares determined using the applicable minimum statutory withholding rates, including social security and Medicare taxes due under the Federal Insurance Contributions Act and the California State Disability Insurance tax ("Withholding Taxes").  If the withheld shares were not sufficient to satisfy your minimum Withholding Taxes, you will be required to pay, as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the withholding of shares described above.

Leaves of Absence
For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation, or a recipient of PG&E Corporation sponsored disability benefits, you will continue to be considered as employed.  If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation sponsored disability benefits, you will be considered to have voluntarily terminated your employment.  See above under "Voluntary Termination."

PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

No Retention Rights
This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation.  Except as otherwise provided in an applicable employment agreement, PG&E Corporation reserves the right to terminate your employment at any time and for any reason.

Recoupment of Awards	Awards are subject to recoupment in accordance with any applicable law and any recoupment policy adopted by the Corporation from time to time.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

2 "Retirement –I" provisions apply to recipients who are in a director level or higher position on the Date of Grant and who received an LTIP award prior to 2017.
3 "Retirement – II" provisions apply to all other recipients.